July ____, 2008

CONFIDENTIAL

(Please print full name)

(Please print full address, including postal code)

(Facsimile number)

Dear Sirs:

Re:	Shareholder Support Agreement Respecting the Arrangement Involving Solana Resources Limited, Gran Tierra Energy Inc. and Gran Tierra ExchangeCo Inc.

We understand that you (the "Shareholder") are the beneficial owner of, or exercise control or direction over, the number of common shares ("Solana Shares") of Solana Resources Limited ("Solana") and hold options ("Solana Options") and/or warrants ("Solana Warrants") to purchase Solana Shares, each as set forth on the signature page hereof.

Pursuant to an arrangement agreement to be dated on or about July ____, 2008 (the "Arrangement Agreement") among Solana, Gran Tierra Energy Inc. ("Gran Tierra") and Gran Tierra ExchangeCo Inc. ("ExchangeCo"), Gran Tierra and ExchangeCo propose to acquire all of the issued and outstanding Solana Shares on a diluted basis by way of a statutory plan of arrangement pursuant to the provisions of the Business Corporations Act (Alberta) (the "Arrangement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Arrangement Agreement.

In consideration for each of Gran Tierra and ExchangeCo entering into the Arrangement Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree as follows:

ARTICLE 1

THE ARRANGEMENT

1.1	Subject to the applicable terms and conditions set out in the Arrangement Agreement:

(a)
ExchangeCo will acquire the Solana Shares held by Eligible Shareholders pursuant to the Arrangement in exchange for such number of exchangeable shares in the capital of ExchangeCo (the "Exchangeable Shares") as is equal to the number of Solana Shares so exchanged, multiplied by the Exchange Ratio (as defined in the Arrangement); or

(b)
Gran Tierra will acquire the Solana Shares held by Ineligible Shareholders pursuant to the Arrangement in exchange for such number of shares of common stock in the capital of Gran Tierra (the "Gran Tierra Shares") as is equal to the number of Solana Shares so exchanged, multiplied by the Exchange Ratio (as defined in the Arrangement).

1.2
Notwithstanding the foregoing, the completion of the Arrangement is subject to various conditions as set forth in the Arrangement Agreement, which conditions are for the benefit of Gran Tierra, ExchangeCo or Solana (or all of them), which Gran Tierra, ExchangeCo or Solana (or all of them) has the right to waive, in whole or in part, or to rely on in connection with the termination of the Arrangement Agreement and their respective obligations in relation to the Arrangement.

ARTICLE 2
AGREEMENT TO VOTE

2.1
Subject to Article 5, the Shareholder agrees to support the Arrangement and to vote or cause to be voted the Subject Securities (as defined below) in favour of the Arrangement at the meeting of the holders of Solana Shares to be called to approve the Arrangement (the "Meeting") and, in the case of Subject Securities voted by proxy, to submit the proxy for such Subject Securities in favour of the Arrangement and provide a copy thereof to Gran Tierra at least ten days prior to the date of the Meeting. For the purposes hereof, "Subject Securities" means all of the Solana Shares that the Shareholder beneficially owns or over which it exercises control or direction (the "Presently Held Securities") and any additional Solana Shares that the Shareholder may hereafter become the beneficial owner of or exercise control or direction over (including any such Solana Shares issued on exercise of any Solana Options and Solana Warrants) (the "After Acquired Securities").

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDER

3.1
The Shareholder represents and warrants to each of Gran Tierra and ExchangeCo, and acknowledges that each of Gran Tierra and ExchangeCo is relying upon such representations and warranties in entering into this Shareholder Support Agreement that:

(a)	the Shareholder has good and sufficient power, authority and right to enter into this Shareholder Support Agreement and to perform the Shareholder's obligations hereunder;

(b)
assuming the due execution and delivery of this Shareholder Support Agreement by Gran Tierra and ExchangeCo, this Shareholder Support Agreement is a legal, valid and binding obligation of the Shareholder enforceable by each of Gran Tierra and ExchangeCo against the Shareholder in accordance with its terms (subject to the limitation that the enforceability of any waiver of statutory rights may be limited by applicable law), and the performance by the Shareholder of its obligations hereunder will not constitute a violation of or default under, or conflict with, any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound;

(c)
the Shareholder is the beneficial owner of, or exercises control or direction over, the Presently Held Securities and the Shareholder has, or in the case of the After Acquired Securities will have, good and sufficient power, authority and right to transfer or cause to be transferred the legal and beneficial title to the Subject Securities to Gran Tierra or ExchangeCo, as applicable, with good and marketable title thereto free and clear of all liens, charges, encumbrances, security interests and other rights of others whatsoever; and

(d)
the Presently Held Securities represent all of the Solana Shares beneficially owned or over which the Shareholder exercises control or direction and the Shareholder does not hold any other rights to acquire any Solana Shares, other than the Solana Options and Solana Warrants set forth on the signature page hereof.

The foregoing representations and warranties will be true and correct on the date hereof and on the date of completion of the Arrangement.

3.2
The Shareholder covenants and agrees with each of Gran Tierra and ExchangeCo that the Shareholder will not, and will use its reasonable commercial efforts to cause its representatives and advisors not to, directly or indirectly:

(a)	solicit, facilitate, initiate or encourage or take any action to solicit, facilitate or encourage any Solana Acquisition Proposal;

(b)
enter into or participate in any negotiations or initiate any discussion regarding an Solana Acquisition Proposal, or furnish to any other person any information with respect to Solana's business, properties, operations, prospects or conditions (financial or otherwise) in connection with an Solana Acquisition Proposal or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt of any other person to do or seek to do any of the foregoing; or

(c)	take any action that might reasonably be expected to reduce the likelihood of success of the Arrangement,

provided that, if the Shareholder is a director or officer of Solana, the foregoing provisions of this Section 3.2 shall not restrict the Shareholder from discharging his or her fiduciary duties to Solana as a director or officer (or both).

3.3	The Shareholder covenants and agrees with each of Gran Tierra and ExchangeCo that so long as the Shareholder is required to vote the Subject Securities in favour of the Arrangement hereunder, that:

(a)
it will notify Gran Tierra promptly if any discussions or negotiations of the nature contemplated by Section 3.2 are sought or if any proposal in respect of an Solana Acquisition Proposal is received, being considered or indicated to be forthcoming, unless Gran Tierra has been so notified by or on behalf of Solana;

(b)
except as contemplated herein, it shall not sell, assign, convey, otherwise dispose of or pledge, charge, encumber or grant a security interest in or grant to any other person any interest in any of the Subject Securities;

(c)	it shall not exercise any shareholder rights or remedies available at common law or pursuant to applicable securities or corporate laws to delay, hinder, upset or challenge the Arrangement;

(d)
it shall exercise all voting rights attached to the Subject Securities to vote against any resolution to be considered by the securityholders of Solana that, if approved, could reasonably be considered to reduce the likelihood of success of the Arrangement;

(e)
it shall exercise all voting rights attached to the Subject Securities owned or controlled by the Shareholder to cause Solana and its subsidiaries to carry on their respective businesses in the regular and ordinary course consistent with past practice;

(f)
in connection with the completion of the Arrangement, if the Shareholder is a director or officer of Solana, it will, if requested by Gran Tierra, resign his or her position as a director and/or officer of Solana (and Solana's subsidiaries) effective at such time as may be requested by Gran Tierra (provided such time is not prior to the effective time of the Arrangement) and will use its reasonable commercial efforts to enable Gran Tierra and ExchangeCo to elect or appoint all of the directors of Solana (and Solana's subsidiaries) and to effect an orderly transition of management and control of Solana (and Solana's subsidiaries) at the time and in the manner requested by Gran Tierra; and

(g)
it shall use its reasonable commercial efforts to cause Solana to perform its obligations under the Arrangement Agreement, to the extent such is within its power (subject to any fiduciary duties to which the Shareholder may be subject).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF GRAN TIERRA AND EXCHANGECO

4.1
Each of Gran Tierra and ExchangeCo represents and warrants to the Shareholder, and acknowledges that the Shareholder is relying upon such representations and warranties in entering into this Shareholder Support Agreement, that:

(a)	it has good and sufficient power, authority and right to enter into this Shareholder Support Agreement, and the Arrangement Agreement, and to complete the transactions contemplated hereby and thereby;

(b)
upon the due execution and delivery of this Shareholder Support Agreement by the Shareholder, this Shareholder Support Agreement is a legal, valid and binding obligation of each of Gran Tierra and ExchangeCo enforceable by the Shareholder against each of Gran Tierra and ExchangeCo in accordance with its terms, and the consummation by each of Gran Tierra and ExchangeCo of the transactions contemplated hereby will not constitute a violation of or default under, or conflict with, any contract, commitment, agreement, arrangement, understanding or restriction of any kind to which it is a party or by which it is bound; and

(c)
the execution and delivery by each of Gran Tierra and ExchangeCo of this Shareholder Support Agreement and the performance by each of Gran Tierra and ExchangeCo of its obligations hereunder will not result in a violation or breach of any provision of:

(i)	Gran Tierra's or ExchangeCo's articles or by-laws; or

(ii)	any law, regulation, order, judgment or decrees applicable to either of Gran Tierra or ExchangeCo,

and, other than as set out in or contemplated by the Arrangement Agreement, no authorization, consent or approval of, or filing with, any public body or court of authority is necessary for the fulfillment by ExchangeCo of its obligations in respect of the Arrangement.

The foregoing representations and warranties will be true and correct on the date hereof and on the date of completion of the transactions contemplated by the Arrangement.

ARTICLE 5
TERMINATION

5.1
The obligations hereunder of the Shareholder and this Shareholder Support Agreement shall terminate at the option of the Shareholder (without entitlement to compensation of any nature whatsoever payable to Gran Tierra or ExchangeCo) upon written notice given by the Shareholder to each of Gran Tierra and ExchangeCo:

(a)	if the Arrangement Agreement is terminated in accordance with its terms, other than as a result of a breach of this Shareholder Support Agreement by the Shareholder; or

(b)
if either of Gran Tierra or ExchangeCo decreases or changes the form of the consideration offered pursuant to the Arrangement or otherwise modifies or amends the Arrangement in a manner materially adverse to holders of Solana Shares; provided that, an adjournment or rescheduling of the Meeting as agreed by Gran Tierra and Solana shall not constitute an adverse modification or amendment to the Arrangement.

5.2
The obligations hereunder of Gran Tierra and ExchangeCo and this Shareholder Support Agreement shall terminate at the option of either of Gran Tierra or ExchangeCo (without entitlement to compensation of any nature whatsoever payable to the Shareholder) upon written notice given by Gran Tierra to the Shareholder:

(a)
if the Shareholder has breached or failed to perform and satisfy any of its covenants or agreements herein contained in a material respect or any of the representations and warranties of the Shareholder contained herein are not true and correct in a material respect; or

(b)	if the Arrangement Agreement is terminated in accordance with its terms.

5.3
In the event of the termination of this Shareholder Support Agreement as provided in Sections 5.1 and 5.2 above, this Shareholder Support Agreement shall forthwith become void and shall be of no further force or effect and there shall be no liability on the part of any party hereto, provided that the foregoing shall not relieve any party from any liability for any breach of this Shareholder Support Agreement that occurs prior to such termination.

ARTICLE 6
REGULATORY APPROVALS

6.1
The Shareholder covenants that the Shareholder shall, acting reasonably, at Gran Tierra's or Solana's cost, co-operate with Gran Tierra and ExchangeCo in obtaining all governmental and regulatory approvals as may reasonably be required to permit Gran Tierra and ExchangeCo to complete the Arrangement in accordance with its terms and to acquire Solana Shares thereunder, as contemplated in the Arrangement Agreement.

ARTICLE 7
PUBLIC DISCLOSURE

7.1
The Shareholder agrees not to make any public disclosure or announcement of or pertaining to this Shareholder Support Agreement or the Arrangement Agreement or the Arrangement nor to disclose that any discussions or negotiations are taking place in connection therewith, without the prior written consent of Gran Tierra or except as required by law.

ARTICLE 8
NOTICE

8.1	Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered:

(a)	in the case of the Shareholder, to the address appearing on the first page of this Shareholder Support Agreement; and

(b)	in the case of Gran Tierra and ExchangeCo, to:

c/o Gran Tierra Energy Inc.
300, 611 10th Avenue S.W.
Calgary, Alberta T2R 0B2

Attention: Chief Executive Officer
Facsimile No.: 403-265-3242

or to such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this paragraph. Any notice or other communication given or made shall be deemed to have been duly given or made as at the date delivered or sent if delivered personally or sent by facsimile transmission at the address for service provided herein.

ARTICLE 9
GENERAL

9.1
All references to Solana Shares, Exchangeable Shares and Gran Tierra Shares herein shall include any shares into which the Solana Shares, Exchangeable Shares or Gran Tierra Shares, respectively, may be reclassified, subdivided, redivided, consolidated or converted by amendment to the articles of Solana, ExchangeCo or Gran Tierra, respectively, or otherwise and the price per share referred to herein shall be amended accordingly.

9.2	Words signifying the singular number shall include, whenever appropriate, the plural and vice versa; and words signifying the masculine gender shall include, whenever appropriate, the feminine gender.

9.3
This Shareholder Support Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

9.4
This Shareholder Support Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. No party to this Shareholder Support Agreement may assign any of its rights or obligations under this Shareholder Support Agreement without the prior written consent of the other party.

9.5	Time shall be of the essence of this Shareholder Support Agreement.

9.6
This Shareholder Support Agreement shall be binding upon, enure to the benefit of and be enforceable by the Shareholder, Gran Tierra and ExchangeCo and their respective heirs, executors, legal personal representatives, successors and permitted assigns, as the case may be.

9.7
The representations, warranties and covenants of the Shareholder and of Gran Tierra and ExchangeCo herein shall survive the consummation of the Arrangement and the acquisition of the Subject Securities by Gran Tierra and ExchangeCo.

9.8	Gran Tierra, ExchangeCo and the Shareholder agree to pay their own respective expenses incurred in connection with this Shareholder Support Agreement and the transactions contemplated hereby.

If you are in agreement with the foregoing, kindly signify your acceptance by signing the second copy of this Shareholder Support Agreement and delivering it to Gran Tierra in the manner provided below. This Shareholder Support Agreement may be signed in two or more counterparts that together shall be deemed to constitute one valid and binding agreement and delivery of counterparts may be effected by means of facsimile transmission.

Yours very truly,

GRAN TIERRA ENERGY INC. Per: _________________________	GRAN TIERRA EXCHANGECO INC. Per: _________________________
Name: Dana Coffield Title: Chief Executive Officer	Name: Title:

In consideration of your entering into of the Arrangement Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder hereby irrevocably accepts the foregoing as of this _______  day of _______________,, 2008.

(Signature of Shareholder)

(Name of Shareholder - please print)

(Number of Solana Shares owned or controlled)

(Number of Solana Options owned or controlled)

(Number of Solana Warrants owned or controlled)